TERMINATION
OF
STOCKHOLDERS' AGREEMENT

THIS TERMINATION OF STOCKHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of the July 21, 2020, by and among Adara Enterprises Corp. (formerly known as Imation Enterprises Corp.), a Delaware corporation (the "Corporation"), GlassBridge Enterprises, Inc., a Delaware corporation ("GlassBridge"), and ORIX PTP HOLDINGS, LLC, a Delaware limited liability company ("ORIX" and, together with GlassBridge, the "Stockholders"; and the Stockholders, together with the Corporation, the "Parties").

WITNESSETH:

WHEREAS, the Corporation and the Stockholders are parties to that certain Stockholders' Agreement effective as of October 1, 2019 (the "Stockholders' Agreement"), pursuant to which all shares of the common stock of the Corporation are subject to the Stockholders' Agreement;

WHEREAS, in connection with the purchase of 201 shares of common stock of the Corporation by GlassBridge (the "Transaction") pursuant a Stock Purchase Agreement to be entered into by and among the Stockholders, the Corporation and the Stockholders have agreed to terminate the Stockholders' Agreement on the terms and conditions set forth herein, to be effective immediately upon the closing of the Transaction (the "Effective Time");

WHEREAS, pursuant to Section 8.01(e) of the Stockholders' Agreement the Stockholders may terminate the Stockholders' Agreement upon the unanimous written consent of the Stockholders of the Corporation.

NOW, THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby promise and agree as follows:

1. Termination of Stockholders' Agreement. The Stockholders' Agreement is terminated as of the Effective Time, all of the rights and obligations created thereunder shall terminate effective as of the Effective Time, and the parties hereto shall have no further rights or obligations thereunder.

2. Release of Shares of Stock of the Corporation. The undersigned further acknowledge that all shares of stock of the Corporation subject to the Stockholders' Agreement are hereby forever released from the rights and obligations created pursuant to the Stockholders' Agreement.

3. Release of the Corporation The Stockholders hereby release and forever discharge the Corporation and their respective successors and assigns of and from all manner of actions, causes, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, that each party or

any of such party's affiliates now has against another party, or that each party or any of such party's affiliates hereafter shall or may have against another party, for, upon, or by reason of any matter, cause or things whatsoever, arising or occurring on or at any time prior to the date hereof, arising out of or relating to the Stockholders' Agreement.

4. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on one or more counterparts hereof, all of which counterparts shall be deemed as but one and the same instrument as of the day, month, and year first above written.

THE CORPORATION:

ADARA ENTERPRISES CORP.

By: ______________________
Name: Daniel Strauss
Title: President

STOCKHOLDERS:

GLASSBRIDGE ENTERPRISES, INC.

By: ______________________
Name: Daniel Strauss
Title: Chief Executive Officer

ORIX PTP HOLDINGS, LLC

By: ______________________
Name: Art Mbanefo
Title: Chief Investment Officer

[Signature Page to Termination of Stockholders' Agreement]